Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Nos. 33-84726, 333-114019, 333-152186 and 333-159217) on Form S-8 of Gaming Partners International Corporation of our report, dated March 24, 2014, relating to our audit of the consolidated financial statements of GemGroup Inc. and Subsidiaries as of and for the years ended December 31, 2013 and December 31, 2012, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

Kansas City, Missouri

September 16, 2014